As filed with the Securities and Exchange Commission on June 15, 2018

Registration No. 333-225084

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Electrocore, LLC*

(Exact name of Registrant as specified in its charter)

Delaware	3845	20-345-4976
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number) 150 Allen Road, Suite 201 Basking Ridge, New Jersey 07920 (973) 290-0097	(I.R.S. Employer Identification Number)
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Francis R. Amato

Chief Executive Officer

Electrocore, LLC

150 Allen Road, Suite 201

Basking Ridge, New Jersey 07920

(973) 290-0097

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

John L. Cleary, II, Esq. Ira L. Kotel, Esq. Dentons US LLP 1221 Avenue of the Americas New York, New York 10020 (212) 768-6700	Peter N. Handrinos, Esq. Nathan Ajiashvili, Esq. Latham & Watkins LLP 200 Clarendon Street Boston, Massachusetts 02116 (617) 948-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Electrocore, LLC, the registrant whose name appears on the cover of this registration statement, is a Delaware limited liability company. Prior to the closing of this offering, Electrocore, LLC intends to convert into a Delaware corporation pursuant to a statutory conversion and change its name to electroCore, Inc.

The sole purpose of this Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-225084) is to file Exhibits 2.1 and 5.1, as indicated in Item 16 of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II and the signature page to the Registration Statement.

EXHIBIT INDEX

Exhibit No.

1.1*	Form of Underwriting Agreement

2.1**	Form of Plan of Conversion

3.1*	Form of Certificate of Incorporation of electroCore, Inc. (to be effective upon completion of the Registrant’s conversion from a limited liability company to a corporation)

3.2*	Form of Bylaws of electroCore, Inc. (to be effective upon completion of the Registrant’s conversion from a limited liability company to a corporation)

3.3*	Second Amended and Restated Limited Liability Company Agreement, dated as of August 18, 2017, by and among ElectroCore, LLC and the members party thereto

3.4*	Third Amended and Restated Limited Liability Company Agreement, dated as of November 21, 2017, by and among ElectroCore, LLC and the members party thereto

5.1**	Opinion of Dentons US LLP

10.1*	Investors’ Rights Agreement, dated as of March 28, 2013, by and among ElectroCore, LLC and the investors party thereto

10.2*	Amended and Restated Investors’ Rights Agreement, dated as of August 18, 2017, by and among Electrocore, LLC and the investors party thereto

10.3*†	Form of ElectroCore, LLC Unit Forfeiture Agreement

10.4*†	electroCore, Inc. 2018 Omnibus Equity Incentive Plan

10.5*†	Form of Employee Incentive Stock Option Agreement for electroCore, Inc. 2018 Omnibus Equity Incentive Plan

10.6*†	Form of Non-qualified Stock Option Agreement for electroCore, Inc. 2018 Omnibus Equity Incentive Plan

10.7*†	Form of Employee Restricted Stock Award Agreement for electroCore, Inc. 2018 Omnibus Equity Incentive Plan

10.8*†	Form of Non-Employee Director Inaugural Deferred Stock Unit Award Agreement for electroCore, Inc. 2018 Omnibus Equity Incentive Plan

10.9*†	Form of Non-Employee Director Inaugural Non-qualified Stock Option Agreement for electroCore, Inc. 2018 Omnibus Equity Incentive Plan

10.10*†	Form of Non-Employee Director Inaugural Restricted Stock Unit Agreement for electroCore, Inc. 2018 Omnibus Equity Incentive Plan

10.11*†	Form of Non-Employee Director Annual Deferred Stock Unit Award Agreement for electroCore, Inc. 2018 Omnibus Equity Incentive Plan

10.12*†	Form of Non-Employee Director Annual Non-qualified Stock Option Agreement for electroCore, Inc. 2018 Omnibus Equity Incentive Plan

10.13*†	Form of Non-Employee Director Annual Restricted Stock Unit Agreement for electroCore, Inc. 2018 Omnibus Equity Incentive Plan

10.14*†	Form of Indemnification Agreement between the Registrant and each of its executive officers and directors

10.15*†	Form of electroCore, Inc. Management Severance Plan (to be effective upon completion of Registrant’s conversion from a limited liability company to a corporation)

10.16*†	Form of electroCore, Inc. Non-Employee Director Compensation Policy (to be effective upon completion of Registrant’s conversion from a limited liability company to a corporation)

10.17*†	Employment Offer Letter, dated as of July 18, 2016, by and between ElectroCore, LLC and Francis R. Amato

10.18*†	Employment Offer Letter, dated as of July 18, 2016, by and between ElectroCore, LLC and Joseph P. Errico

10.19*†	Employment Offer Letter, dated as of May 1, 2017, by and between ElectroCore, LLC and Peter S. Staats

10.20*†	Employment Offer Letter, dated as of July 25, 2016, by and between ElectroCore, LLC and Glenn S. Vraniak

Exhibit No.

10.21*	Office Lease between 150 Allen Road, LLC and Electrocore, LLC

10.22*	Form of Common Unit Warrant

10.23*	Form of Series A Warrant

10.24*	Form of Bridge Warrant

10.25*	Master Services Agreement dated October 17, 2016 between ElectroCore, LLC and Asembia LLC

21.1*	List of subsidiaries of Electrocore, LLC

23.1**	Consent of Dentons US LLP (included as part of Exhibit 5.1)

23.2*	Consent of KPMG LLP, independent registered public accounting firm

24.1*	Powers of Attorney (included on signature pages)

99.1*	Consent of Michael G. Atieh

99.2*	Consent of Stephen L. Ondra, M.D.

99.3*	Consent of Carrie S. Cox

*	Previously filed.
**	Filed herewith.
†	Indicates management agreement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Basking Ridge, State of New Jersey, on this 15th day of June 2018.

ELECTROCORE, LLC

By:	/s/ Francis R. Amato
Francis R. Amato
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Francis R. Amato	Chief Executive Officer and Director	June 15, 2018
Francis R. Amato	(Principal Executive Officer)

/s/ Glenn S. Vraniak	Chief Financial Officer	June 15, 2018
Glenn S. Vraniak	(Principal Financial and Accounting Officer)

*	Director	June 15, 2018
Joseph P. Errico

*	Director	June 15, 2018
Nicholas Colucci

*	Director	June 15, 2018
Thomas J. Errico, M.D.

*	Director	June 15, 2018
Trevor J. Moody

*	Director	June 15, 2018
Michael W. Ross

*	Director	June 15, 2018
Dr. David M. Rubin

*	Director	June 15, 2018
James L.L. Tullis

*	Pursuant to Power of Attorney

By:	/s/ Francis R. Amato
Francis R. Amato
Attorney-in-Fact